Exhibit 99.1

CommScope Reports First Quarter 2023 Results

First Quarter Highlights

•
Net sales of $2.002 billion
•
Core net sales of $1.664 billion*
•
GAAP net loss attributable to common stockholders of $11.7 million
•
Non-GAAP adjusted EBITDA of $312.0 million
•
Core adjusted EBITDA of $315.3 million*
•
Cash flow used in operations of $(46.1) million and non-GAAP adjusted free cash flow of $(39.7) million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS), Outdoor Wireless Networks (OWN) and Access Network Solutions segments (ANS), in the aggregate. Core financial measures exclude the results and performance of the Home Networks (Home) segment. See the first quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, May 4, 2023 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended March 31, 2023.

Summary of Consolidated Results
	Q1	Q1	% Change
	2023	2022	YOY
	(in millions, except per share amounts)
Net sales	$2,001.5	$2,228.6	(10.2)%
Core net sales (1)	1,664.4	1,732.9	(4.0)
GAAP net income (loss)	3.4	(139.9)	NM
GAAP net loss per share	(0.06)	(0.75)	(92.5)
Non-GAAP adjusted EBITDA (2)	312.0	253.3	23.2
Core adjusted EBITDA (1)	315.3	230.0	37.1
Non-GAAP adjusted net income per diluted share (2)	0.35	0.26	34.6

NM – Not meaningful

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate. Core financial measures exclude the results of the Home segment. See the first quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below.

“CommScope delivered Core net sales of $1.66 billion and Core adjusted EBITDA of $315 million for the first quarter of 2023. This represents a 37% improvement in Core adjusted EBITDA over the first quarter of 2022 as our CommScope NEXT initiative continues to support improving EBITDA margins. I’m pleased with our team’s performance as we continue to aggressively manage the components of our business that we control. CommScope NEXT is paying dividends with strong focus on the most important initiatives. A great example of this progress is in our NICS segment where the team delivered $58 million of EBITDA in Q1, a $72 million improvement year-over-year. Current order input remains low as customers deal with high inventory levels and project delays as they manage through the uncertain economic environment. However, market feedback indicates a strong recovery in the second half as fiber deployment, infrastructure upgrades and continued need for more bandwidth drive strong market fundamentals. We are well positioned to take advantage of the growing market, as we announced more capacity additions in our fiber business during the first quarter. Based on current demand visibility driven by customer signaling a strong second half order rate, we maintain our expectation that we will deliver Core adjusted EBITDA in the $1.35 to $1.5 billion range,” said Chuck Treadway, President and Chief Executive Officer.

“We are pleased with our first quarter results as evident by the 37% Core adjusted EBITDA growth year-over year. The improved EBITDA performance allowed us to generate cash that we used to deleverage as we retired $57 million of debt in the first quarter. With our LTM Core adjusted EBITDA of $1,337 million, a 7% improvement over prior quarter, and our debt reduction, we finished the quarter at adjusted leverage ratio of 6.6x. We will continue to focus on deleveraging as we move through 2023,” said Kyle Lorentzen, Chief Financial Officer.

CommScope NEXT

Since 2021, the Company has been engaged in a transformation initiative referred to as CommScope NEXT, which is designed to drive shareholder value through three pillars: profitable growth, operational efficiency and portfolio optimization. CommScope believes these efforts are critical to making the Company more competitive and allowing it to invest in growth, de-lever and maximize stockholder and other stakeholder value in the future.

As a step in the CommScope NEXT transformation plan, in 2021, the Company announced a plan to separate the Home Networks (Home) segment. Due to the impact of the uncertain supply chain environment, capital spending pattern of customers and other macroeconomic factors related to the Home segment, the Company has delayed the separation plan but continues to analyze the financial results of its "Core" business separately from Home. As such, in this comparison discussion, reference is made to certain supplementary Core financial measures, which reflect the results of the Connectivity and Cable Solutions (CCS), Outdoor Wireless Networks (OWN), Networking, Intelligent Cellular and Security Solutions (NICS) and Access Network Solutions (ANS) segments, in the aggregate.

Impacts of Current Economic Conditions

Macroeconomic factors such as higher interest rates, inflation and concerns about a global economic slow-down have softened demand for CommScope's products, with certain customers reducing purchases as they right-size their inventories and others pausing capital spending. This has negatively impacted the Company's net sales for the first quarter of 2023 and may continue to negatively impact net sales further into 2023. While supply chain constraints are loosening in some segments, CommScope continues to experience shortages of memory devices, capacitors and silicon chips, which has decreased net sales and increased costs and inventory balances for certain of its segments. These shortages could continue throughout 2023. Conversely, the Company has seen favorable pricing impacts and declining freight costs that have offset the impact of lower demand and supply chain constraints. CommScope also proactively implemented cost savings initiatives that have favorably impacted its profitability in the first quarter of 2023.

First Quarter Results and Comparisons

Net sales in the first quarter of 2023 decreased 10.2% year-over-year to $2.00 billion. Core net sales decreased 4.0% year-over-year due to lower net sales in the OWN, ANS and CCS segments, partially offset by stronger sales in the NICS segment. Net sales decreased across all regions in the first quarter of 2023.

Net loss attributable to common stockholders of $11.7 million, or $(0.06) per share, in the first quarter of 2023, improved compared to the prior year period's net loss attributable to common stockholders of $154.4 million, or $(0.75) per share. Non-GAAP adjusted net income for the first quarter of 2023 was $89.4 million, or $0.35 per share, versus $64.4 million, or $0.26 per share, in the first quarter of 2022.

Non-GAAP adjusted EBITDA increased 23.2% to $312.0 million in the first quarter of 2023 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 15.6% in the first quarter of 2023 compared to 11.4% in the same prior year period. Core segment adjusted EBITDA increased 37.1% to $315.3 million in the first quarter of 2023 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales increased to 18.9% in the first quarter of 2023 compared to 13.3% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below:

First Quarter Comparisons

Sales by Region

			% Change
	Q1 2023	Q1 2022	YOY
United States	$1,318.0	$1,347.1	(2.2)%
Europe, Middle East and Africa	326.5	406.4	(19.7)
Asia Pacific	158.9	203.4	(21.9)
Caribbean and Latin America	107.9	162.3	(33.5)
Canada	90.2	109.4	(17.6)
Total net sales	$2,001.5	$2,228.6	(10.2)%

Segment Net Sales

			% Change
	Q1 2023	Q1 2022	YOY
CCS	$822.8	$838.0	(1.8)%
NICS	284.5	188.0	51.3
OWN	258.4	390.1	(33.8)
ANS	298.7	316.8	(5.7)
Core net sales	1,664.4	1,732.9	(4.0)
Home	337.1	495.7	(32.0)
Total net sales	$2,001.5	$2,228.6	(10.2)%

Segment Operating Income (Loss)

			% Change
	Q1 2023	Q1 2022	YOY
CCS	$124.0	$37.3	232.4%
NICS	34.9	(43.0)	NM
OWN	49.2	52.9	(7.0)
ANS	(21.9)	(6.6)	231.8
Core operating income	186.2	40.6	358.6
Home	(33.7)	(13.8)	144.2
Total operating income	$152.5	$26.8	469.0%

Segment Adjusted EBITDA (See "Non-GAAP Financial Measures," below)

			% Change
	Q1 2023	Q1 2022	YOY
CCS	$147.7	$98.6	49.8%
NICS	58.0	(13.8)	NM
OWN	59.5	71.0	(16.2)
ANS	50.1	74.2	(32.5)
Core adjusted EBITDA	315.3	230.0	37.1
Home	(3.3)	23.3	(114.2)
Total segment adjusted EBITDA	$312.0	$253.3	23.2%

NM – Not meaningful
•
CCS - Net sales of $822.8 million decreased 1.8% from the prior year period driven by declines in Building and Data Center Connectivity products, partially offset by higher Network Cable and Connectivity product net sales.
•
NICS - Net sales of $284.5 million increased 51.3% from the prior year period driven by growth in Ruckus Networks.
•
OWN - Net sales of $258.4 million decreased 33.8% from the prior year period driven by declines in Base Station Antennas and HELIAX products.
•
ANS - Net sales of $298.7 million decreased 5.7% from the prior year period driven by a decline in Access Technologies.
•
Home - Net sales of $337.1 million decreased 32.0% from the prior year period driven by a decline in Broadband Home Solutions.

Cash Flow and Balance Sheet

•
GAAP cash flow used in operations was $(46.1) million.
•
Non-GAAP adjusted free cash flow was $(39.7) million after adjusting operating cash flow for $14.4 million of additions to property, plant and equipment, $19.6 million of cash paid for restructuring costs and $1.2 million of cash paid for transaction, transformation and integration costs.
•
Ended the quarter with $327.3 million in cash and cash equivalents.
•
As of March 31, 2023, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $907.3 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,234.6 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter 2023 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned separation of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
+1 630-281-3413
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, OWN and ANS segments. They do not include the results of the Home segment. The Core segments and the Home segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, targets, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the potential separation, divestiture or discontinuance of a business or product line, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2022 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Net sales	$2,001.5	$2,228.6
Cost of sales	1,309.8	1,592.3
Gross profit	691.7	636.3
Operating expenses:
Selling, general and administrative	263.5	286.0
Research and development	153.4	170.7
Amortization of purchased intangible assets	126.4	140.7
Restructuring costs (credits), net	(4.1)	12.1
Total operating expenses	539.2	609.5
Operating income	152.5	26.8
Other income, net	5.7	—
Interest expense	(165.1)	(136.5)
Interest income	2.5	0.7
Loss before income taxes	(4.4)	(109.0)
Income tax (expense) benefit	7.8	(30.9)
Net income (loss)	3.4	(139.9)
Series A convertible preferred stock dividends	(15.1)	(14.5)
Net loss attributable to common stockholders	$(11.7)	$(154.4)

Loss per share:
Basic	$(0.06)	$(0.75)
Diluted (a)	$(0.06)	$(0.75)
Weighted average shares outstanding:
Basic	208.9	205.4
Diluted (a)	208.9	205.4
(a) Calculation of diluted loss per share:
Net loss attributable to common stockholders (basic and diluted)	$(11.7)	$(154.4)

Weighted average shares (basic)	208.9	205.4
Dilutive effect of equity-based awards	—	—
Denominator (diluted)	208.9	205.4

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$327.3	$398.1
Accounts receivable, net of allowance for doubtful accounts of $81.2 and $82.8, respectively	1,352.5	1,523.6
Inventories, net	1,622.2	1,588.1
Prepaid expenses and other current assets	207.8	216.4
Total current assets	3,509.8	3,726.2
Property, plant and equipment, net of accumulated depreciation of $905.8 and $873.5, respectively	580.2	609.6
Goodwill	4,078.0	4,072.4
Other intangible assets, net	2,348.0	2,473.5
Other noncurrent assets	821.0	803.7
Total assets	$11,337.0	$11,685.4
Liabilities and Stockholders' Deficit
Accounts payable	$905.4	$1,025.5
Accrued and other liabilities	864.9	1,050.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	1,802.3	2,107.5
Long-term debt	9,410.5	9,469.6
Deferred income taxes	163.8	173.4
Other noncurrent liabilities	375.4	380.6
Total liabilities	11,752.0	12,131.1
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,115.4	1,100.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,115,439 and 1,100,310, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 209,777,988 and 208,371,426, respectively	2.2	2.2
Additional paid-in capital	2,541.3	2,542.9
Accumulated deficit	(3,498.8)	(3,502.2)
Accumulated other comprehensive loss	(277.5)	(296.3)
Treasury stock, at cost: 13,427,361 shares and 12,726,695 shares, respectively	(297.6)	(292.6)
Total stockholders' deficit	(1,530.4)	(1,546.0)
Total liabilities and stockholders' deficit	$11,337.0	$11,685.4

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended
	March 31,
	2023	2022
Operating Activities:
Net income (loss)	$3.4	$(139.9)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	164.1	180.2
Equity-based compensation	13.5	16.5
Deferred income taxes	(30.0)	2.3
Changes in assets and liabilities:
Accounts receivable	175.3	(60.5)
Inventories	(31.9)	(73.7)
Prepaid expenses and other assets	10.2	29.6
Accounts payable and other liabilities	(318.3)	23.5
Other	(32.4)	7.4
Net cash used in operating activities	(46.1)	(14.6)
Investing Activities:
Additions to property, plant and equipment	(14.4)	(27.4)
Proceeds from sale of property, plant and equipment	41.0	—
Other	9.3	11.4
Net cash generated by (used in) investing activities	35.9	(16.0)
Financing Activities:
Long-term debt repaid	(8.0)	(93.0)
Long-term debt repurchases	(50.0)	—
Long-term debt proceeds	—	85.0
Proceeds from the issuance of common shares under equity-based compensation plans	—	0.1
Tax withholding payments for vested equity-based compensation awards	(5.0)	(10.6)
Other	1.9	1.3
Net cash used in financing activities	(61.1)	(17.2)
Effect of exchange rate changes on cash and cash equivalents	0.5	2.2
Change in cash and cash equivalents	(70.8)	(45.6)
Cash and cash equivalents at beginning of period	398.1	360.3
Cash and cash equivalents at end of period	$327.3	$314.7

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Net income (loss), as reported	$3.4	$(139.9)
Income tax expense (benefit), as reported	(7.8)	30.9
Interest income, as reported	(2.5)	(0.7)
Interest expense, as reported	165.1	136.5
Other income, net, as reported	(5.7)	—
Operating income, as reported	$152.5	$26.8
Adjustments:
Amortization of purchased intangible assets	126.4	140.7
Restructuring costs (credits), net	(4.1)	12.1
Equity-based compensation	13.5	16.5
Transaction, transformation and integration costs	2.6	15.6
Acquisition accounting adjustments	0.8	2.0
Patent claims and litigation settlements	(11.0)	1.2
Reserve for Russian accounts receivable	—	5.4
Depreciation	31.3	33.0
Total adjustments to operating income	159.5	226.5
Non-GAAP adjusted EBITDA	$312.0	$253.3

Net income (loss), as reported	$3.4	$(139.9)
Adjustments:
Total pretax adjustments to adjusted EBITDA	128.2	193.5
Pretax amortization of debt issuance costs and OID (1)	6.9	6.4
Pretax gain on debt transactions (2)	(7.5)	—
Tax effects of adjustments and other tax items (3)	(42.1)	4.5
Non-GAAP adjusted net income	$88.9	$64.4
GAAP EPS, as reported (4)	$(0.06)	$(0.75)
Non-GAAP adjusted diluted EPS (5)	$0.35	$0.26

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 252.1 million and 247.4 million for the three months ended March 31, 2023 and 2022, respectively.

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q1 2023	Q1 2022	YOY
United States	$1,318.0	$1,347.1	(2.2)%
Europe, Middle East and Africa	326.5	406.4	(19.7)
Asia Pacific	158.9	203.4	(21.9)
Caribbean and Latin America	107.9	162.3	(33.5)
Canada	90.2	109.4	(17.6)
Total net sales	$2,001.5	$2,228.6	(10.2)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q1 2023	Q1 2022	YOY
CCS	$822.8	$838.0	(1.8)%
NICS	284.5	188.0	51.3
OWN	258.4	390.1	(33.8)
ANS	298.7	316.8	(5.7)
Core net sales (1)	1,664.4	1,732.9	(4.0)
Home	337.1	495.7	(32.0)
Total net sales	$2,001.5	$2,228.6	(10.2)%

Segment Adjusted EBITDA (2)
			% Change
	Q1 2023	Q1 2022	YOY
CCS	$147.7	$98.6	49.8%
NICS	58.0	(13.8)	NM
OWN	59.5	71.0	(16.2)
ANS	50.1	74.2	(32.5)
Core adjusted EBITDA (1)	315.3	230.0	37.1
Home	(3.3)	23.3	(114.2)
Total segment adjusted EBITDA	$312.0	$253.3	23.2%

NM – Not meaningful
(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.
(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

First Quarter 2023 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$124.0	$34.9	$49.2	$(21.9)	$(33.7)	$152.5
Amortization of purchased intangible assets	18.9	14.3	5.5	61.7	26.0	126.4
Restructuring costs (credits), net	(14.9)	1.9	—	1.4	7.5	(4.1)
Equity-based compensation	4.0	3.1	1.6	3.1	1.7	13.5
Transaction, transformation and integration costs	0.1	—	0.1	—	2.4	2.6
Acquisition accounting adjustments	—	0.4	—	—	0.3	0.8
Patent claims and litigation settlements	—	—	—	—	(11.0)	(11.0)
Depreciation	15.4	3.4	3.2	5.7	3.6	31.3
Segment adjusted EBITDA	$147.7	$58.0	$59.5	$50.1	$(3.3)	$312.0
Segment adjusted EBITDA % of sales	18.0%	20.4%	23.0%	16.8%	(1.0%)	15.6%

First Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$37.3	$(43.0)	$52.9	$(6.6)	$(13.8)	$26.8
Amortization of purchased intangible assets	29.4	15.5	8.1	61.7	26.0	140.7
Restructuring costs, net	2.9	3.6	2.2	2.6	0.8	12.1
Equity-based compensation	4.0	3.6	1.9	4.2	2.9	16.5
Transaction, transformation and integration costs	4.4	1.2	1.8	5.5	2.6	15.6
Acquisition accounting adjustments	—	0.6	—	0.8	0.4	2.0
Patent claims and litigation settlements	1.6	—	—	—	(0.4)	1.2
Reserve for Russian accounts receivable	4.9	0.4	0.1	—	—	5.4
Depreciation	14.0	4.4	3.8	6.0	4.8	33.0
Segment adjusted EBITDA	$98.6	$(13.8)	$71.0	$74.2	$23.3	$253.3
Segment adjusted EBITDA % of sales	11.8%	(7.3%)	18.2%	23.4%	4.7%	11.4%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Cash flow from operations	$(14.6)	$(94.6)	$(87.6)	$386.8	$(46.1)
Capital expenditures	(27.4)	(27.7)	(23.6)	(22.6)	(14.4)
Free cash flow	(42.0)	(122.3)	(111.2)	364.2	(60.5)
Transaction, transformation and integration costs	10.0	13.0	8.7	18.7	1.4
Restructuring costs, net	7.9	18.7	11.5	19.9	19.4
Adjusted free cash flow	$(24.1)	$(90.6)	$(91.0)	$402.8	$(39.7)

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Gross profit, as reported	$636.3	$683.2	$736.3	$748.3	$691.7
Equity-based compensation	2.2	1.6	2.2	2.2	1.7
Acquisition accounting adjustments	2.0	1.8	1.8	1.7	0.8
Patent claims and litigation settlements	1.2	1.0	0.1	26.2	(11.0)
Adjusted gross profit	$641.7	$687.6	$740.4	$778.4	$683.2
Adjusted gross profit as % of sales	28.8%	29.9%	31.1%	33.6%	34.1%

GAAP to Non-GAAP Adjusted Operating Expense
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Selling, general and administrative, as reported	$286.0	$277.2	$281.7	$290.1	$263.5
Research and development, as reported	170.7	165.4	161.9	159.4	153.4
Operating expenses	$456.7	$442.6	$443.6	$449.5	$416.9
Equity-based compensation	14.3	10.7	14.2	13.7	11.8
Transaction, transformation and integration costs	15.6	14.9	5.9	1.9	2.6
Reserve (recovery) for Russian accounts receivable	5.4	(1.7)	(1.1)	—	—
Adjusted operating expense	$421.4	$418.7	$424.6	$433.9	$402.5
Adjusted operating expense as % of sales	18.9%	18.2%	17.8%	18.7%	20.1%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

	Outlook Range
	2023
Core segment operating income (1)	$825	$947
Adjustments:
Amortization of purchased intangible assets	325	326
Equity-based compensation	55	60
Restructuring costs, net and transaction, transformation and integration costs	30	50
Acquisition accounting adjustments	1	1
Depreciation	114	116
Total adjustments to core operating income (1)	525	553
Core segment adjusted EBITDA	$1,350	$1,500

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.